Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 24, 2008, relating to the financial statements and financial highlights which appears in the September 30, 2008 Annual Report to the Board of Trustees and Shareholders of Growth Equity Fund, Growth & Income Fund, International Equity Fund, Large-Cap Growth Fund, Large-Cap Value Fund, Mid-Cap Growth Fund, Mid-Cap Value Fund, Small-Cap Equity Fund, Large-Cap Growth Index Fund, Large-Cap Value Index Fund, Equity Index Fund, S&P 500 Index Fund, Mid-Cap Growth Index Fund, Mid-Cap Value Index Fund, Mid-Cap Blend Index Fund, Small-Cap Growth Index Fund, Small-Cap Value Index Fund, Small-Cap Blend Index Fund, International Equity Index Fund, Enhanced International Equity Index Fund, Enhanced Large-Cap Growth Index Fund, Enhanced Large-Cap Value Index Fund, Social Choice Equity Fund, Real Estate Securities Fund, Managed Allocation Fund (formerly Managed Allocation Fund II), Bond Fund, Bond Plus Fund (formerly Bond Plus Fund II), Short-Term Bond Fund (formerly Short-Term Bond Fund II), High-Yield Fund (formerly High-Yield Fund II), Tax-Exempt Bond Fund (formerly Tax-Exempt Bond Fund II), Inflation-Linked Bond Fund and Money Market Fund, constituting the TIAA-CREF Funds (formerly the TIAA-CREF Institutional Mutual Funds), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Experts”, and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, NY
January 27, 2009